UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

Rubicon Technology, Inc. (the “Company”) has received a letter, dated May 19, 2017, from the Office of General Counsel of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it has regained compliance with the NASDAQ Capital Market's minimum bid price requirement and that the Company is in compliance with all applicable NASDAQ listing standards. The Company’s common stock will continue to be listed on the NASDAQ Capital Market.

As further described in the Company’s Form 8-K filed on April 24, 2017, the Company had previously been notified by NASDAQ that it was not in compliance with the minimum bid price requirement because its common stock failed to meet a bid price of at least $1.00 per share for 30 consecutive business days. In order to regain compliance, the Company was required to maintain a minimum bid price of $1.00 or more for at least 10 consecutive trading days. The Company completed a 1-for-10 reverse stock split of its common stock effective May 5, 2017. The minimum bid price requirement was met on May 18, 2017, the tenth consecutive trading day for which the closing bid price of the Company's common stock was at least $1.00.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: May 22, 2017	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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